                   2000 ANNUAL INCENTIVE COMPENSATION PROGRAM

================================================================================

                             COMPENSATION PHILOSOPHY

     CDI Incentive Compensation Plans are designed to align the interests of employees with those of Cal Dive shareholders to the maximum extent possible. Employees will share in the superior performance of the company recognizing that the shareholders are entitled to a threshold level of performance in exchange for base salaries. The threshold level is based on the Annual Budget established by management and approved by the Board of Directors. Incentives based upon performance above that threshold level can result in total cash compensation to CDI employees well above competitive levels for the industry.

The 2000 Incentive Compensation Program is a direct continuation of the program established in 1993. It is designed to reward key team members for the contribution made towards achieving the company's growth and profitability targets. Potential bonuses under this program are limited only by the success and cost effectiveness of our combined effort.

          o THRESHOLD PERFORMANCE: Incentive compensation is earned when financial performance exceeds 90% of the 2000 Business Plan (versus 100% for 1999 and 80% for 1998).

          o PARTICIPATION: Significantly expanded participation in the Operations pool.

          o BONUS POOL: The bonus pool of the Operations pool is 25% in addition to a bonus pool for the Administrative Group.

          o SG&A: Operations pool is increased or decreased by variances to budgeted SG&A expenses (as defined); i.e., Sales Department and administrative costs related to personnel in the Operations pool.

          o DISCRETIONARY COMPONENT: 30% of the allocated incentive award is based upon discretion of Senior management and achievement of individual goals.

          o SUPPORT STAFF: Each Group may use a portion of their bonus pool or incentives not awarded in the discretionary component to make bonus payments to support staff.

          o STOCK OPTIONS: New for 2000 will be the use of stock options plus cash in payment of potential bonuses earned. The proposed plan is in keeping with the authorized 10% level allocated for employee stock options.

                         GENERAL CONDITIONS TO ALL PLANS

================================================================================

ELIGIBILITY FOR PARTICIPATION

         Participants must be on the payroll no later than June 30, 2000. Participants who are not on the payroll as of January 1, 2000, will have their OPPORTUNITY prorated by their months of service.

         Incentive compensation awards will be granted to those participants who have met the performance criteria set forth in this policy and who are on the payroll December 31, 2000, for incentive compensation under this plan. This plan is not to be construed in any way as a guarantee of employment or an employment contract.

METHOD OF PAYMENT

         Earned incentive compensation will be paid in cash by March 15.

CLARIFICATION/INTERPRETATION/MODIFICATION OF THE PLAN

         The Compensation Committee of the Cal Dive Board of Directors shall have the right and the sole authority at any time and without restriction to clarify, interpret and/or modify this plan.

                          LIFE OF FIELD SERVICES GROUP
                     AQUATICA MANAGEMENT & OPERATIONS GROUP
                              MAJOR PROJECTS GROUP
                          SHALLOW WATER SERVICES GROUP
                             MARINE MANAGEMENT GROUP
                           BUSINESS DEVELOPMENT GROUP
                               SUPPLY CHAIN GROUP

================================================================================

This program is for the benefit of certain personnel in the Groups listed above, the Vice Presidents of these Groups and such other participants as determined by the Group Vice Presidents and Executive Management.

Each eligible participant's incentive compensation OPPORTUNITY will be based on the following:

          1. Attaining 2000 "Subsea Division" (exclusive of ERT) gross profit of $32,080,100 (90% of budgeted plan) will result in an OPPORTUNITY equal to 10% of the eligible participants base salary.

          2. Attaining 2000 "Subsea Division" (exclusive of ERT) gross profit of $35,644,600 will result in an additional OPPORTUNITY equal to 10% of the eligible participants base salary.

          3. Variances to budgeted Subsea SG&A (as defined) will be added to (or deducted from) gross profit in determining 1 above.

          4. A bonus pool will be established equal to 25% of all dollars of gross profit (as adjusted) in excess of $35,644,600.

The bonus pool will be divided into three tiers and will be available as an incentive compensation OPPORTUNITY for each eligible participant in direct proportion to the ratio of the eligible participant base salaries.

TIER GROUP DESIGNATIONS:

          Group 1 - Select Division Heads or Vice Presidents

          Group 2 - Personnel in direct control of:

                    o Significant direct authorization control responsibility of costs, or

                    o Significant direct negotiation or contracting responsibility of costs or receivables.

          Group 3 - Personnel in key roles of execution, operations with impact to the bottom line.

          Group 4 - Personnel in supporting roles with impact on cost control.

Each participant's OPPORTUNITY will be awarded based as follows:

          1. 70% of the total opportunity will be awarded based on achieving the financial goals.

          2. From 0 to 30% of the total opportunity will be awarded based on a subjective evaluation by Executive Management regarding the individual's efforts, contribution and success in achieving specific goals established by the Group Vice President and Martin Ferron. Any portion of the opportunity that is not awarded may be reallocated to other plan participants.

          3. Discretionary bonuses may be paid to support staff from the bonus pool or incentives not awarded in the discretionary component.

Stock options will also be used to incentivise those personnel in Groups 1 to 3.

OPTION POOL:

          o 150,000 options per year shall be set aside for use in the incentive compensation plan and shall be granted on March 1, 2000.

          o The options will be issued in lieu of a cash bonus for achieving 80% of budgeted gross profit, as in previous plans.

          o Distribution of options: 6,000 , 3,000 and 1,000 options will be distributed to each person in Groups 1, 2 and 3 respectively.

          o    All options awarded to vest over three (3) years.

          o    Exercise price to be the market price on March 1, 2000.

The gross profit goal reflects management's assessment of revenue producing assets on hand or expected to be acquired at the time the Business Plan is prepared. The goal shall NOT be adjusted should any of these assets be sold or not acquired subsequent to the Business Plan being approved by the board of Directors. However, if the company subsequently purchases or otherwise acquires new assets with the expectation of increasing the gross profit of the Subsea Division, the gross profit levels will be adjusted to allow for a reasonable return to the company. This adjustment will be based on the economics presented to the Board of Directors as justification for the new equipment or service (the approved AFE) and will be prorated for months in service. In addition, the gross profit goal established in the approved Budget is NOT to be adjusted for changes in accounting policy made during a fiscal year.

                              EXECUTIVE MANAGEMENT
                  ACCOUNTING, ADMINISTRATIVE & SAFETY PERSONNEL

================================================================================

This program is for the benefit of certain members of executive management and corporate accounting and administrative personnel.

Each eligible participant's incentive compensation opportunity will be based upon the following:

          1. Attaining the consolidated net income of $20,162,000 as budgeted in the 2000 Business Plan before consideration of bonuses paid under the Operations Group Plan.

          2. Attaining consolidated net income above a "threshold" level (80% of Budget) and up to targeted net income (110% of Budget) will result in an opportunity equal to a specified percentage of base salary.

          3. A bonus pool will be established based upon (a) 4% of the first $2 million of net income in excess of targeted net income, plus
               (b) 6% of any consolidated net income in excess of targeted net income plus $2 million.

The bonus pool will be available for each eligible participant in direct proportion to the ratio of eligible participant base salaries. Each participant's opportunity will be awarded based as follows:

          1. 70% of the total opportunity will be awarded based upon achieving financial goals.

          2. From 0 to 30% of the total opportunity will be awarded based upon a subjective evaluation by the Compensation Committee and Executive management regarding the individual's efforts, contribution and success in achieving specific goals established by the Group Vice President and Board of Directors. Any portion of the opportunity that is not awarded may be reallocated to other participants.

          3. Discretionary bonuses may be paid to support staff from the bonus pool or incentives not awarded in the discretionary component.

If the company purchases or otherwise acquires new assets with the expectation of increasing the net income of the Subsea Division, consolidated net income will be adjusted to allow for a reasonable return to the company. This adjustment will be based on the economics presented to the Board of Directors for justification for the new equipment or service (the approved AFE) and will be prorated for months in service.

                              OPERATIONS BONUS POOL
                PARTICIPANTS: 2000 INCENTIVE COMPENSATION PROGRAM

================================================================================



- ------------------------------------------------------------ ---------------------------------------------------------
                           GROUP                                                   PARTICIPANTS
- ------------------------------------------------------------ ---------------------------------------------------------
VICE PRESIDENT GROUP                                         Mike Ambrose
         (Group 1)                                           Mark Bridger
                                                             Jon Buck
                                                             Steve Brazda
                                                             Wayne Bywater
                                                             Ken Duell
                                                             Sonny Freeman
                                                             TBD
                                                             Mark McWatters
                                                             Scott Naughton

- ------------------------------------------------------------ ---------------------------------------------------------
PROJECT MANAGER GROUP                                        Sharon Adams                  Chris Landry
         (Group 2)                                           John Bolin                    Jack Lounsbury
                                                             Everett Burton                Jim Macklin
                                                             Rick Bucher                   John Mooney
                                                             Paul Byington                 Joe Musacchia
                                                             Joe Campbell                  Jimmy Nichols
                                                             Ian Collie                    Robert Newkirk
                                                             Shane Diffley                 John Odusch
                                                             Dick Elliott                  Scott Robinson
                                                             Mike Ferguson                 John Sokol
                                                             Chris Hale                    Skipper Strong
                                                             Stan Kellogg                  James Wagner
                                                             Jim Kiesler                   Paul Warriner
                                                             TBD *3                        Ernie Weber
                                                             Aquatica *2                   Jeremy Woulds

- ------------------------------------------------------------ ---------------------------------------------------------

                              OPERATIONS BONUS POOL
                PARTICIPANTS: 2000 INCENTIVE COMPENSATION PROGRAM

================================================================================


- ------------------------------------------------------------ ---------------------------------------------------------
                           GROUP                                                   PARTICIPANTS
- ------------------------------------------------------------ ---------------------------------------------------------
SUPPORT GROUP I                                              Aquatica *1
         (Group 3)                                           Cleve Ammons
                                                             Mike Ehlers
                                                             Keith Freeman
                                                             C. J. Kirwer
                                                             Dennis Katzillierakis
                                                             James Nelson
                                                             Brad Partain
                                                             John Stanfa



- ------------------------------------------------------------ ---------------------------------------------------------
SUPPORT GROUP II                                             Aquatica *4
         (Group 4)                                           William Bratkowski
                                                             Chris Charpentier
                                                             Scott Coker
                                                             Scott Croft
                                                             Ed Klein
                                                             Pat Laughlin
                                                             Jerry Lowrimore
                                                             Patrice McIntosh
                                                             Lynn Mondo
                                                             Pete Orlando
                                                             Chris Stevens
                                                             Carol Sturdevant
                                                             Carl Thornton
                                                             Beverly Verret
                                                             J. D. Wilson
                                                             Charlie Youngblood

- ------------------------------------------------------------ ---------------------------------------------------------

                   EXECUTIVE MANAGEMENT & ACCOUNTING PERSONNEL
                PARTICIPANTS: 2000 INCENTIVE COMPENSATION PROGRAM

================================================================================

PARTICIPANTS                                                                    BASE SALARY TARGET
- ------------                                                                    ------------------
Owen Kratz                                                                             100%
Martin Ferron                                                                          100%
Jim Nelson                                                                             100%
Lou Tapscott                                                                           50%
Andy Becher                                                                            50%
Wade Pursell                                                                           32%
Sherry Daniel                                                                          20%
Gena Quintanilla                                                                       10%
Lynn Smith                                                                              8%
Anna Foreman                                                                            8%
Jody Polito                                                                            10%
Irea Sosa                                                                               6%
Trennice jackson                                                                       20%
Katia Arroyo                                                                           10%
Cameron Sanders                                                                        15%

                             MERIT BONUSES FOR 1999

================================================================================


PARTICIPANTS                                            OPTIONS                           "THANK YOU" CASH
- ------------                                            -------                           ----------------


Sharon Adams                                     8,440 / Total 15,000                           5,000
John Sokol                                       5,470 / Total 15,000                          10,000
Wayne Bywater                                   11,340 / Total 20,000                          10,000
Mark Bridger                                         Total 15,000                              20,000
Mark McWatters                                                                                 20,000
Paul Byington                                    3,460 / Total 15,000
Wade Pursell                                            6,000
TOTALS                                                  34,710                                $65,000